Exhibit 99.1

GENIE ENERGY DECLARES 3rd QUARTER 2015 DIVIDEND ON PREFERRED STOCK

NEWARK NJ – October 19, 2015: The board of directors of Genie Energy Ltd., (NYSE: GNE, GNEPRA) today declared a third quarter 2015 dividend of $0.1594 per share of its Series 2012-A Preferred Stock.

The dividend will be paid on November 16, 2015 to preferred stockholders of record as of the close of business on November 4, 2015. The ex-dividend date is November 2, 2015.

The distribution will be treated as a return of capital for tax purposes.

Genie Energy announces declarations for GNEPRA Series 2012-A Preferred Stock dividends via Form 8-K filings with the Securities and Exchange Commission and press releases posted on the investor relations pages of the Genie Energy website http://genie.com/investors/investor-relations/.

About Genie Energy Ltd.:

Genie Energy Ltd. (NYSE: GNE, GNEPRA) is comprised of two operating divisions, Genie Retail Energy (GRE) and Genie Oil and Gas (GOGAS). GRE operates retail energy providers and brokerage and marketing services. GRE’s retail energy providers market electricity and natural gas to residential and small business customers primarily in the Eastern United States. GOGAS is a global oil and gas exploration company including an exploratory program in Northern Israel. For more information, visit www.genie.com.

Contact:

Genie Energy Investor Relations

Bill Ulrey

P: (973) 438-3848

E-mail: invest@genie.com